EXHIBIT 16.1
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                           Cordovano and Honeck LLP
                          201 Steele Street, Suite 300
                             Denver, Colorado 80206


February 8, 2005


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4.01 of Form 8-K of Zen Pottery Equipment, Inc. dated February 2, 2005.


/s/ Cordovano and Honeck LLP
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Cordovano and Honeck LLP
Denver, Colorado
February 8, 2005